AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 18, 1995



                                                            REGISTRATION NO.
                                                            33-
                                                            POST-EFFECTIVE
                                                            AMENDMENT NO. 1 TO
                                                            REGISTRATION NO.
                                                            33-45324

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      AND
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------


                       AMERICAN HOME PRODUCTS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             DELAWARE                                          13-2526821
  (STATE OR OTHER JURISDICTION OF                            (I.R.S.EMPLOYER
  INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)


                              -------------------


          FIVE GIRALDA FARMS, MADISON, NEW JERSEY 07940 (201) 660-5000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              -------------------



                              LOUIS L. HOYNES, JR.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                       AMERICAN HOME PRODUCTS CORPORATION
                               FIVE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940
                                 (201) 660-5000
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)
                              -------------------


                                   COPIES TO:


           GERALD A. JIBILIAN                             PETER H. JAKES
           JEFFREY S. SHERMAN                        WILLKIE FARR & GALLAGHER
   AMERICAN HOME PRODUCTS CORPORATION                   ONE CITICORP CENTER
           FIVE GIRALDA FARMS                          153 EAST 53RD STREET
        MADISON, NEW JERSEY 07940                    NEW YORK, NEW YORK 10022
             (201) 660-5000                               (212) 821-8000


                              -------------------


   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined in light of market conditions.


   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
                              -------------------

                        CALCULATION OF REGISTRATION FEE


                                                          PROPOSED           PROPOSED
                                        AMOUNT             MAXIMUM            MAXIMUM           AMOUNT OF
       TITLE OF EACH CLASS               TO BE         OFFERING PRICE        AGGREGATE        REGISTRATION
 OF SECURITIES TO BE REGISTERED      REGISTERED(1)     PER UNIT(2)(3)     OFFERING PRICE         FEE(4)
Debt Securities..................   $3,250,000,000          100%          $3,250,000,000      $1,120,689.66



(1) If any Debt Securities are issued (i) at an original discount, such greater principal amount as shall result in an aggregate offering price equal to $3,250,000,000 or (ii) with a principal amount denominated in a foreign or composite currency, such principal amount as shall result in an aggregate offering price equivalent to $3,250,000,000 at the time of the offering.



(2) Estimated solely for the purpose of computing the registration fee.



(3) Excluding accrued interest and accrued amortization of discount, if any.



(4) The registration fee has been calculated in accordance with rule 457(m) under the Securities Act of 1933.



   Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined prospectus and relates to Registration Statement No. 33-45324 previously filed by the Registrant on Form S-3 and declared effective on February 27, 1992 as to which this Registration Statement constitutes Post Effective Amendment No. 1 and pursuant to which $250,000,000 of Debt Securities remain to be issued. Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities
Act of 1933.                  -------------------


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

PROSPECTUS (SUBJECT TO COMPLETION)


JANUARY 18, 1995



                                 $3,500,000,000
                       AMERICAN HOME PRODUCTS CORPORATION
                                ]DEBT SECURITIES



    American Home Products Corporation (the "Company") may offer and issue from time to time in one or more series debt securities (the "Debt Securities") with an initial offering price not to exceed $3,500,000,000 (or the equivalent in foreign denominated currency or currency units based on or relating to foreign currencies, including European Currency Units). The Company will offer Debt Securities to the public on terms determined by market conditions. Debt Securities may be issuable in registered form without coupons or in bearer form with or without coupons attached. Debt Securities may be sold for U.S. dollars, foreign denominated currency or currency units; principal of and any interest on Debt Securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units--in each case, as the Company specifically designates.


    The accompanying Prospectus Supplement sets forth the specific designation, aggregate principal amount, purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), listing (if any) on a securities exchange and any other specific terms of the Debt Securities and the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of the Offered Debt Securities (as defined herein). The managing underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Debt Securities may be offered through dealers, underwriters or agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of a dealer, the public offering price less discount in the case of an underwriter or the purchase price less commission in the case of an agent--in each case, less other expenses attributable to issuance and distribution. The Company may also sell Debt Securities directly to investors on its own behalf. In the case of sales made directly by the Company, no commission will be payable. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

                              -------------------


                The date of this Prospectus is January   , 1995


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                              -------------------


    IN CONNECTION WITH THIS OFFERING OF CERTAIN DEBT SECURITIES, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF SUCH DEBT SECURITIES OR OTHER SECURITIES OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                              -------------------

                             AVAILABLE INFORMATION


    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be inspected at the office of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.



    The Prospectus constitutes a part of a Registration Statement on Form S-3 (referred to herein, including all amendments and exhibits, as the "Registration Statement") which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Securities. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the proceeding paragraph. Statements contained herein concerning the provisions of any document filed as an Exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                              -------------------

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents have been filed by the Company with the Commission and are incorporated herein by reference:


        (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1993;



        (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1994; and



        (3) the Company's Current Reports on Form 8-K dated August 4, 1994, August 17, 1994 and December 6, 1994, respectively.


    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of any series of Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


    Copies of the above documents (excluding exhibits) may be obtained upon request by persons to whom this Prospectus is delivered without charge from the Secretary of the Company, Five Giralda Farms, Madison, New Jersey 07940 (telephone number 201-660-5000).

                                  THE COMPANY


    American Home Products Corporation (the "Company") is engaged in the discovery, development, manufacture, distribution and sale of a diversified line of products in three business segments: health care products, agricultural products and food products. In late 1994, the Company acquired American Cyanamid Company ("Cyanamid"), a diversified health care and agricultural products company.



    The Company's health care products operations are conducted primarily through the following divisions and subsidiaries: Wyeth-Ayerst is a worldwide discoverer, developer, manufacturer and marketer of ethical pharmaceuticals, with major products in such categories as female health care, cardiovascular products, infant formulas, injectable products, anti-inflammatory agents, psychotropic products, and prescription cough/cold/allergy products. Lederle Laboratories is a worldwide manufacturer and marketer of branded and generic ethical pharmaceuticals, biologicals and consumer health care products, with major products in such categories as anti-infectives, anticancer agents, cardiovascular products, vaccines and vitamins. Whitehall-Robins is a developer, manufacturer and/or marketer of ethical pharmaceuticals, over-the-counter medications, personal care products and other brand name consumer products in the U.S. and internationally. Sherwood Medical Company develops, manufactures and markets medical devices and clinical laboratory products worldwide. In addition, the Company, through its Storz Ophthalmics, Acufex Microsurgical, Davis & Geck, Quinton Instrument and Symbiosis subsidiaries, also develops, manufactures and markets medical devices worldwide. Fort Dodge Laboratories, along with Cyanamid's animal health business, discovers, develops, manufactures and markets animal biologicals, pharmaceuticals and feed additives in the U.S. and internationally. The Company holds majority interests in Genetics Institute, Inc., and Immunex Corporation, each a significant biopharmaceutical company.



    The Company's agricultural products business is concentrated in the crop protection and vegetation and pest control areas and encompasses herbicides, including imidazolinone herbicides, insecticides, fungicides and plant growth regulators.



    The Company's food products operations are conducted through its American Home Food Products subsidiary which manufactures and markets entrees, side dishes, spreadable fruit products, snacks and other food products in the U.S. and Canada.



    The Company was incorporated in the State of Delaware in 1926 and maintains its principal offices at Five Giralda Farms, Madison, New Jersey 07940 (telephone number 201-660-5000).



RECENT DEVELOPMENTS
- --ACQUISITION OF AMERICAN CYANAMID COMPANY



    In late 1994, the Company acquired all of the outstanding common stock of Cyanamid pursuant to a tender offer (the "Offer") and subsequent merger of a subsidiary of the Company with Cyanamid (the "Merger", and together with the Offer, the "Acquisition").



    In connection with the Acquisition, the Company and certain of its subsidiaries entered into two credit agreements with a syndicate of lenders led by Chemical Bank, as administrative agent, whereby the lenders agreed to lend the Company and certain of its subsidiaries an aggregate of up to $10.0 billion (the "Credit Facilities"). The Credit Facilities consist of a $7.0 billion, 364-day facility which is renewable, with the consent of the majority lenders, for up to four additional 364-day periods and a $3.0 billion, five-year facility. The proceeds of the Credit Facilities may be used by the borrowers (i) as a back-up for privately placed short-term notes, and (ii) for the Company's general corporate and working capital purposes. The Credit Facilities contain various customary covenants, representations, warranties, conditions and default provisions and a financial covenant under which the Company's ratio of adjusted indebtedness to adjusted capitalization may not exceed .76:1 through (but excluding) December 31, 1996, which maximum allowable ratio declines to .65:1 by December 31, 1998.

    The aggregate purchase price to acquire all of the Cyanamid shares at $101 per share pursuant to the Acquisition and to pay related fees and expenses was approximately $9.6 billion. The Acquisition was initially financed through the sale by the Company and certain of its subsidiaries of privately placed short-term notes supported by the Credit Facilities ("the Notes"), and with the Company's general corporate funds. In connection with financing the Acquisition, in October 1994 the Company entered into $4.75 billion notional amount of simple, unleveraged, intermediate tenor interest rate swaps, the effect of which is to convert floating rate obligations to fixed rate obligations.



    While the Notes are due within one year, the Company intends to classify such notes as long-term debt in its financial statements because it intends, and has the ability, to refinance these obligations for a period greater than one-year from the date of its financial statements through (i) the issuance of the Debt Securities, (ii) by the issuance of additional privately placed short-term notes; or (iii) the use of the Credit Facilities.



- --SALE OF ORAL HEALTH BUSINESS



    On January 10, 1995, the Company completed the sale of its South American oral health business to Colgate-Palmolive Company for an aggregate purchase price of $1.04 billion. Also included in the sale were the Company's oral health businesses in Hungary, Greece and Taiwan. The South American oral health business had sales of approximately $290 million in 1994. Its products include toothpastes, toothbrushes, dental floss and mouth rinse, sold primarily under the Kolynos trademark with the largest market being Brazil and other significant markets in Argentina, Colombia, Peru and Uruguay. The proceeds are being used primarily to repay a portion of the Notes.



                       RATIO OF EARNINGS TO FIXED CHARGES



                                                       NINE MONTHS
                                                          ENDED              YEAR ENDED DECEMBER 31,
                                                      SEPTEMBER 30,    ------------------------------------
                                                          1994         1993    1992    1991    1990    1989
                                                      -------------    ----    ----    ----    ----    ----
Ratio of earnings to fixed charges.................         22          23      28      36      13      24



    For the purposes of computing these ratios, "earnings" consist of income before income taxes and accounting changes, minority interests in earnings or losses of consolidated subsidiaries and fixed charges. Fixed charges for the purpose of calculating the ratios of earnings to fixed charges consist principally of interest expense, and that portion of rentals representative of an interest factor.



    On a pro forma basis, after giving effect to the Acquisition and Acquisition related matters and assuming the Acquisition had taken place on January 1, 1993, the ratio of earnings to fixed charges would have been 2.9 for the nine months ended September 30, 1994 and, excluding the impact of certain one-time charges in the historical financial statements of Cyanamid (the write-off of acquired in-process research of Immunex Corporation, a majority owned subsidiary, and a Cyanamid restructuring charge incurred in 1993--see Note 3 to Cyanamid's 1993 financial statements), 2.7 for the year ended December 31, 1993. Including these charges, the pro forma ratio of earnings to fixed charges would be 2.1 for the year ended December 31, 1993.



                                USE OF PROCEEDS



    Except as otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities for repayment of indebtedness, including certain of the Notes issued in connection with the Acquisition.

                         DESCRIPTION OF DEBT SECURITIES


    The Debt Securities will be issued under an Indenture dated as of April 10, 1992, as amended on October 13, 1992 (the "Indenture") between the Company and Chemical Bank (successor to Manufacturers Hanover Trust Company) as trustee (the "Trustee"), a copy of which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities."



GENERAL



    The Debt Securities will be unsecured and unsubordinated and will rank Pari Passu with all other unsecured and unsubordinated indebtedness of the Company. The Indenture does not limit the aggregate principal amount of Debt Securities which can be issued thereunder. The Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities so denominated shall be described in the relevant Prospectus Supplement or Pricing Supplement.



    Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Debt Securities): (i) the specific designation, aggregate principal amount, purchase price and denomination; (ii) currency or units based on or relating to currencies in which such Offered Debt Securities are denominated and/or in which principal (and premium, if any) and/or any interest will or may be payable; (iii) date or dates of maturity; (iv) interest rate or rates (or the method by which such rate or rates will be determined), if any; (v) the dates on which any such interest will be payable; (vi) the place or places where the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) whether the Offered Debt Securities will be issuable in registered form or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Bearer Debt Securities; (ix) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Offered Debt Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Offered Debt Securities rather than pay such additional amounts; and (x) any other specific terms of the Offered Debt Securities, including any additional events of default or covenants provided for with respect to such Offered Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations.


    Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture. Debt Securities in bearer form and the coupons, if any, pertaining thereto will be transferable by delivery.

    Debt Securities will bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes are described in the relevant Prospectus Supplement.


    Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement or Pricing Supplement.



GLOBAL SECURITIES


    The registered Debt Securities of a series may be issued in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

    The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

    Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

    So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interest in a Registered Global Security will not be entitled to have their Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.


    Principal, premium, if any, and interest payments, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


    The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

    If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

    The Debt Securities of a series may also be issued in the form of one or more bearer global Debt Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.


RESTRICTIVE COVENANTS



    Limitation On Liens. The Indenture provides with respect to each series of Debt Securities that, unless the terms of such series of Debt Securities provide otherwise, the Company will not create or assume, or permit any Restricted Subsidiary to create or assume, any mortgage, pledge, security interest or lien ("Mortgage") of or upon any Principal Property or any shares of capital stock or indebtedness of any Restricted Subsidiary, unless the Debt Securities of such series are secured by such Mortgage equally and ratably with all other indebtedness thereby secured. Such covenant does not apply to (a) Mortgages on any Principal Property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages on any Principal Property acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of the Indenture which are created or assumed contemporaneously with such acquisition, construction or improvement or within 120 days after the latest of the acquisition, completion of construction (including any improvement on any existing property) or commencement of commercial operation of such property, (c) Mortgages on any Principal Property or shares of stock or indebtedness acquired from a corporation merged with or into the Company or a Restricted Subsidiary, (d) Mortgages on any Principal Property to secure indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary, (e) Mortgages on any Principal Property in favor of the United States of America or any State thereof or The Commonwealth of Puerto Rico or any political subdivision thereof to secure progress or other payments or to secure indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property (including Mortgages incurred in connection with pollution control, industrial revenue, Title XI maritime financings or similar financings), (f) Mortgages existing on the date of the Indenture and (g) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (a) to (f), inclusive. (Section 3.6)


    Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may, without securing the Debt Securities of any series, create or assume Mortgages (which would otherwise be subject to the foregoing restrictions) securing indebtedness in an aggregate amount which, together with all other Exempted Debt (as defined) of the Company and its Restricted Subsidiaries, does not at the time exceed 10% of the Company's consolidated net tangible assets (defined in the indenture as total assets less current liabilities and intangible assets). (Section 3.6)


    Sale And Lease-Back Transactions. The Indenture provides with respect to each series of Debt Securities that, unless the terms of such series of Debt Securities provide otherwise, Sale and Lease-Back Transactions (as defined) by the Company or any Restricted Subsidiary of any Principal Property are prohibited except in the event that (a) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Mortgage on the Principal Property to be leased equal in amount to the Attributable Debt (as defined) with respect to such Sale and Lease-Back Transaction without equally or ratably securing the Securities of such series; or (b) the Company applies an amount equal to the fair value of the property sold to the purchase of Principal Property or to the retirement of Long-Term Indebtedness (as defined)of the Company within 120 days of the effective date of any such Sale and Lease-Back Transaction. In lieu of applying such amount to such retirement the Company may deliver Debt Securities to the Trustee for cancellation, such Debt Securities to be credited at the cost thereof to the Company. (Section 3.7)

    Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction (which would otherwise be subject to the foregoing restrictions) as long as the Attributable Debt resulting from such Sale and Lease-Back Transaction, together with all other Exempted Debt of the Company and its Restricted Subsidiaries, does not at the time exceed 10% of the Company's consolidated net tangible assets. (Section 3.7)

    The term "Principal Property" means the Company's principal office building and each manufacturing plant or research facility located within the territorial limits of the States of the United States of America or The Commonwealth of Puerto Rico (but not within any other territorial possession) of the Company or a Subsidiary except such as the Board of Directors by resolution reasonably determines (taking into account, among other things, the importance of such property to the business, financial condition and earnings of the Company and its consolidated Subsidiaries taken as a whole) not to be a Principal Property. (Section 1.01)


    The term "Subsidiary" means any corporation (other than Genetics Institute, Inc.) the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation are at the time owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, other than a Subsidiary which is engaged primarily in financing receivables, making loans, extending credit, providing financing from foreign sources or other activities of a character conducted by a finance company. The term "Restricted Subsidiary" means any Subsidiary which owns a Principal Property. (Section 1.01)



    Consolidation, Merger And Sale Of Assets. The Company may not consolidate with, merge into, or sell or convey its property and assets substantially as an entirety to another entity unless the successor entity assumes all the obligations of the Company under the Indenture and the Debt Securities and after giving effect thereto, no default or Event of Default shall have occurred and be continuing and such successor entity shall be incorporated under the laws of the United States or any State. Thereafter, except in the case of a conveyance by way of lease, all such obligations of the Company shall terminate. (Section 9.1) The Indenture further provides with respect to each series of Debt Securities that, unless the terms of such series of Debt Securities provide otherwise, the Company will not, and will not permit any Restricted Subsidiary to, merge or consolidate with another corporation, or sell all or substantially all of its assets to another corporation for a consideration other than the fair value thereof in cash, if such other corporation has outstanding obligations secured by a mortgage which, after such transaction, would extend to any Principal Property owned by the Company or such Restricted Subsidiary prior to such transaction, unless the Company or such Restricted Subsidiary shall have effectively provided that the Debt Securities of such series will be secured by a mortgage which, upon completion of the aforesaid transaction, will rank prior to such mortgage of such other corporation on any Principal Property. (Section 3.6)



    The provisions of the Indenture do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Debt Securities.


EVENTS OF DEFAULT

    An Event of Default with respect to Debt Securities of any series is defined under the Indenture as being: (a) default in payment of any principal of the Debt Securities of such series, either at maturity, upon any redemption, by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default for 90 days after written notice in the observance or performance of any other covenant or agreement in the Debt Securities of such series or the Indenture; (d) certain events of bankruptcy, insolvency or reorganization; or (e) any other Event of Default provided for in the Debt Securities of such series or in the supplemental indenture creating such Debt Securities. (Section 5.1)

    The Indenture provides that (i) if an Event of Default described in the foregoing clauses (a), (b), (c) or (e) (if the Event of Default under clause (c) or (e) is with respect to less than all series of Debt Securities then outstanding) shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of all affected series (treated as one class) then outstanding may then declare the principal of all Debt Securities of all such affected series and interest accrued thereon to be due and payable immediately; and (ii) if an Event of Default described in the foregoing clauses (d), (c) or (e) (if the Event of Default under clause (c) or (e) is with respect to all series of Debt Securities then outstanding) shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all Debt Securities then outstanding (treated as one class) may declare the principal of all Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of or interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding. (Section 5.1)

    Subject to certain limitations, the holders of a majority in principal amount of the outstanding Debt Securities (treated as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 5.9)

    The Indenture provides that no holder of Debt Securities may institute any action under the Indenture (except actions for payment of overdue principal or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class). (Section 5.6)

    The Indenture contains a covenant that the Company will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists. (Section 3.5)

DEFEASANCE


    The Indenture provides that, with respect to each series of Debt Securities, unless the terms of such series of Debt Securities provide otherwise, the Company shall be discharged from its obligations under the Debt Securities of such series if the Company irrevocably deposits with the Trustee in trust (i) cash, or (ii) in the case of any series of Debt Securities the payments on which may only be made in Dollars (as defined), U.S. Government Obligations (as defined), maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) any combination thereof, sufficient, in the opinion of a nationally recognized firm of independent accountants to pay when due the principal and interest on all Debt Securities of such series and any mandatory sinking fund payments provided that certain other conditions are met. These conditions include the delivery to the Trustee of an opinion of counsel to the effect that the Holders of the Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. Upon such discharge, the provisions of the Indenture with respect to the Debt Securities of such series shall no longer be in effect except for certain rights, including registration of transfer and exchange of Debt Securities of such series and substitution of mutilated, defaced, destroyed, lost or stolen Debt Securities. (Section 10.1)

    The Company will be released from its obligations with respect to the covenants relating to the limitation on liens and sale and lease-back transactions and the restriction on consolidations, mergers and sale of assets with respect to the Debt Securities on and after the date the conditions set forth below are satisfied ("covenant defeasance"). Covenant defeasance means that, with respect to the outstanding Debt Securities of any series, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation with respect to such provisions of the Indenture and such omission to comply shall not constitute an Event of Default, but the other terms of the Indenture and such Debt Securities shall be unaffected thereby. The following are the conditions to covenant defeasance: (a) the Company has irrevocably deposited or caused to be deposited with the Trustee in trust (i) cash, or (ii) in the case of any series of Debt Securities the payments on which may only be made in Dollars, U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay when due (A) the principal and interest on all Debt Securities of such series and (B) any mandatory sinking fund payments; (b) no Event or Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Debt Securities shall have occurred and be continuing on the date of such deposit; and (c) certain other customary conditions. (Section 10.1)


MODIFICATION OF THE INDENTURE

    The Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in the Indenture, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee. (Section 8.1)

    The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of Debt Securities of each series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the final maturity of the principal of any Debt Security or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce any amount payable on the redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount) or interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of the Indenture relating to Debt Securities not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due, (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series, the consent of the holders of which is required for any such modification or (c) modify any of the foregoing provisions except to increase the aforesaid percentage or to provide that other provisions of the Indenture may not be amended or waived without the consent of the holder of each outstanding Debt Security affected thereby. (Section 8.2)

THE TRUSTEE


    The Trustee, Chemical Bank, is the administrative agent under the Credit Facilities, and a lending bank for $290 million thereunder. In addition, the Trustee performs various other services for the Company, including acting as a placement agent (through its affiliate Chemical Securities Inc.) with respect to a portion of the Notes and as the issuance and paying agent with respect to all such Notes, and as registrar and transfer agent of the Company's Common Stock. In connection with the Acquisition, the Trustee acted as depositary for the Offer and is the paying agent with respect to the Merger.

                              PLAN OF DISTRIBUTION

    The Company may sell the Debt Securities being offered hereby in four ways:
(i) directly to purchasers, (ii) through agents, (iii) through underwriters and
(iv) through dealers.


    Offers to purchase Debt Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment and the Company will enter into a distribution agreement with such agents. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.


    If any underwriters are utilized in the sale, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

    If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.


    If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters and/or dealers to solicit offers by certain purchasers to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.


                                 LEGAL MATTERS


    Louis L. Hoynes, Jr., Senior Vice President and General Counsel of the Company, is passing upon the legality of the Debt Securities. On behalf of dealers, underwriters and/or agents, Willkie Farr & Gallagher is passing upon certain legal matters in connection with the offering of the Debt Securities. Willkie Farr & Gallagher has in the past represented and continues to represent the Company in a variety of matters. Mr. Hoynes is the beneficial owner of 348 shares of the Company's common stock and holds options to acquire 95,000 shares which are exercisable within 60 days. In addition, Mr. Hoynes is a participant in various compensation plans of the Company, including the Management Incentive Plan, that provide for the issuance of equity securities of the Company.


                                    EXPERTS


    The consolidated financial statements of the Company at December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, appearing in its Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated in this Prospectus by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and incorporated by reference herein. The financial statements referred to above are included in reliance upon the report of said firm and upon the authority of said firm as experts in auditing and accounting.



    The consolidated financial statements of Cyanamid and its subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, incorporated by reference in the Company's Report on Form 8-K dated December 6, 1994, are incorporated by reference herein and in the Registration Statement, in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



    The report of KPMG Peat Marwick LLP covering the December 31, 1993 financial statements refers to the adoption of the provisions of Statements of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", and No. 109, "Accounting for Income Taxes", effective January 1, 1993.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT IN CONNECTION WITH THE OFFERING HEREIN AND THEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. NONE OF THIS PROSPECTUS, NOR ANY PROSPECTUS SUPPLEMENT OR PRICING SUPPLEMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY DEBT SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR THE PRICING SUPPLEMENT, NOR ANY SALE OR OFFER TO SELL THE DEBT SECURITIES OFFERED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE RESPECTIVE DATES OF THIS PROSPECTUS, THE PROSPECTUS SUPPLEMENT OR THE PRICING SUPPLEMENT.


                              -------------------


                               TABLE OF CONTENTS



                                                          PAGE
                                                          -----
                 Prospectus............................       1
                 Available Information.................       2
                 Incorporation of Documents by
                 Reference.............................       3
                 The Company...........................       4
                 Ratio of Earnings to Fixed Charges....       5
                 Use of Proceeds.......................       5
                 Description of Debt Securities........       6
                 Plan of Distribution..................      13
                 Legal Matters.........................      13
                 Experts...............................      13


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                 $3,500,000,000



                             AMERICAN HOME PRODUCTS
                                  CORPORATION



                                DEBT SECURITIES



                              -------------------
                                   PROSPECTUS
                              -------------------



                                JANUARY   , 1995


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Registration Fee............................................   $1,120,689.66
Rating Agency Fees..........................................        447,300*
Fees and Expenses of Trustee................................         20,000*
Printing Expenses...........................................         40,000*
Accountants' Fees and Expenses..............................         40,000*
Blue Sky Fees and Expenses..................................         25,000*
Miscellaneous Expenses......................................          7,010.34*
                                                               -------------
      Total.................................................       1,700,000

- ------------
* Estimated


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS



    Article Nine of the Company's Restated Certificate of Incorporation provides for the elimination of personal monetary liabilities of directors of the Company for breaches of certain of their fiduciary duties to the full extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "GCL").
Section 102(b)(7) of the GCL enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its shareholders for monetary damages for violations of a director's fiduciary duty as a director. Such a provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating the law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.



    Section 145 of the GCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.



    The Company's By-laws provide that the Company is authorized to provide indemnification and to advance expenses to its directors, officers and employees in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves in such capacity with the Company or at the request of the Company in any capacity with any other corporation or entity of which the Company is or was a stockholder, creditor or otherwise interested.

    The Company maintains directors' and officers' liability insurance which insures against liabilities that directors or officers of the Company may incur in such capacities.



    The form of Underwriting Agreement and U.S. Distribution Agreement filed as Exhibits 1-a and 1-b, respectively, provide for the indemnification of the Company, its controlling persons, its directors and officers by any agents, dealers or underwriters who execute those agreements against certain liabilities which might arise from information furnished to the Company by such indemnifying party.



ITEM 16. EXHIBITS



EXHIBIT
 NO.
- -----
1-a   --  Form of Underwriting Agreement
1-b   --  Form of Distribution Agreement
4-a   --  Indenture dated as of April 10, 1992 between American Home Products
            Corporation and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee
4-b   --  Supplemental Indenture dated October 13, 1992 between American Home
            Products Corporation and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company) as trustee
4-c   --  Form of Floating Rate Note
4-d   --  Form of Fixed Rate Note
5     --  Opinion of Louis L. Hoynes, Jr., Senior Vice President and General
            Counsel of American Home Products Corporation, as to the legality of the Debt Securities to be issued
12    --  Computation of Ratio of Earnings to Fixed Charges
12.1  --  Computation of Pro Forma Ratio of Earnings to Fixed Charges for the
            Nine Months Ended September 30, 1994
12.2  --  Computation of Pro Forma Ratio of Earnings to Fixed Charges for the
            Year Ended December 31, 1993
23-a  --  Consent of Arthur Andersen LLP
23-b  --  Consent of KPMG Peat Marwick LLP
23-c  --  Consent of Louis L. Hoynes, Jr., Senior Vice President and General
            Counsel of American Home Products Corporation, is contained in his opinion filed as Exhibit 5
24    --  Powers of Attorney (included on the signature page)
25    --  Form T-1 Statement of Eligibility of Trustee under the Trust Indenture
            Act of 1939 of Chemical Bank



ITEM 17. UNDERTAKINGS



    The undersigned registrant hereby undertakes, with respect to itself, as appropriate:



        (a)(1) to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


           (i) to include any prospectus required by section 10(a)(3) of the Securities Act;


           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and



           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;


        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and


        (b) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, except pursuant to the insurance policies referred to in Item 15, the registrant has been advised that in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


    The undersigned registrant hereby undertakes that:


        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(B)(1) or(4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.


        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Madison, County of Morris and State of New Jersey, on this 18th day of January, 1995.


                                          AMERICAN HOME PRODUCTS CORPORATION
                                          (REGISTRANT)

                                          By         /s/ JOHN R. STAFFORD
                                             ...................................

                                             (John R. Stafford Chairman of the
                                                 Board, President and Chief
                                                     Executive Officer)


                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints John R. Stafford, Robert G. Blount and Louis L. Hoynes, Jr., each of them, as his or her true and lawful attorney-in- fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


    Pursuant to the requirements of Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



               SIGNATURE                              TITLE                      DATE
- ----------------------------------------  ------------------------------   ----------------
          /s/ JOHN R. STAFFORD            Chairman of the Board,           January 18, 1995
........................................  President and Director--
           (John R. Stafford)             Principal Executive Officer

          /s/ ROBERT G. BLOUNT            Executive Vice President and     January 18, 1995
........................................  Director--Principal Financial
           (Robert G. Blount)             Officer

         /s/ JOHN R. CONSIDINE            Vice President--Finance--        January 18, 1995
........................................  Principal Accounting Officer
          (John R. Considine)

       /s/ CLIFFORD L. ALEXANDER          Director                         January 18, 1995
........................................
        (Clifford L. Alexander)

       /s/ FRANK A. BENNACK, JR.          Director                         January 18, 1995
........................................
        (Frank A. Bennack, Jr.)

               SIGNATURE                              TITLE                      DATE
- ----------------------------------------  ------------------------------   ----------------
         /s/ K. ROALD BERGETHON           Director                         January 18, 1995
........................................
          (K. Roald Bergethon)

          /s/ JOHN W. CULLIGAN            Director                         January 18, 1995
........................................
           (John W. Culligan)

        /s/ ROBIN CHANDLER DUKE           Director                         January 18, 1995
........................................
         (Robin Chandler Duke)

          /s/ JOHN D. FEERICK             Director                         January 18, 1995
........................................
           (John D. Feerick)

            /s/ EDWIN A. GEE              Director                         January 18, 1995
........................................
             (Edwin A. Gee)

         /s/ ROBERT W. SARNOFF            Director                         January 18, 1995
........................................
          (Robert W. Sarnoff)

         /s/ JOHN R. TORELL III           Director                         January 18, 1995
........................................
          (John R. Torell III)

          /s/ WILLIAM WRIGLEY             Director                         January 18, 1995
........................................
           (William Wrigley)

                               INDEX TO EXHIBITS



EXHIBIT
  NO.                                 DESCRIPTION
- -------   ----------------------------------------------------------------------
   1-a  --Form of Underwriting Agreement
   1-b  --Form of Distribution Agreement
   4-a  --Indenture dated as of April 10, 1992 between American Home Products
          Corporation and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee
   4-b  --Supplemental Indenture dated October 13, 1992 between American Home
          Products Corporation and Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), as trustee
   4-c  --Form of Floating Rate Note
   4-d  --Form of Fixed Rate Note
   5    --Opinion of Louis L. Hoynes, Jr., Senior Vice President and General
          Counsel of American Home Products Corporation, as to the legality of the Debt Securities to be issued
  12    --Computation of Ratio of Earnings to Fixed Charges
  12.1  --Computation of Pro Forma Ratio of Earnings to Fixed Charges for the
          Nine Months Ended September 30, 1994
  12.2  --Computation of Pro Forma Ratio of Earnings to Fixed Charges for the
          Year Ended December 31, 1993
  23-a  --Consent of Arthur Andersen LLP
  23-b  --Consent of KPMG Peat Marwick LLP
  23-c  --Consent of Louis L. Hoynes, Jr., Senior Vice President and General
          Counsel of American Home Products Corporation, is contained in his opinion filed as Exhibit 5
  24    --Powers of Attorney (included on the signature page)
  25    --Form T-1 Statement of Eligibility of Trustee under the Trust Indenture
          Act of 1939 of Chemical Bank